UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AQUAMER MEDICAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AQUAMER MEDICAL CORP.

350 Merrimack Street, Building 5

Lawrence, Massachusetts 01843

________, 2009

To our Stockholders:

I am pleased to invite you to attend the 2009 Annual Meeting of Stockholders of Aquamer Medical Corp. to be held on October __, 2009. The meeting will begin promptly at 10:00 A.M. Eastern Time at the offices of Bingham McCutchen LLP, 13th Floor, One Federal Street, Boston, Massachusetts.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and procedures for the meeting. It also describes how the board of directors operates and provides information about our director candidate and the other matters to be acted upon at the meeting.

I look forward to sharing more information with you about Aquamer Medical Corp. at the 2009 Annual Meeting of Stockholders. Whether or not you plan to attend, I encourage you to vote your proxy as soon as possible so that your shares will be represented at the meeting. Voting by proxy by mail will ensure that your vote is represented at the meeting.

Very truly yours,

Aquamer Medical Corp.

/s/ Marshall Sterman

President and Director

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Time:	10:00 A.M. Eastern Time
Date:	October __, 2009
Place:	Offices of Bingham McCutchen LLP One Federal Street, 13th Floor Boston, Massachusetts 02110
Record Date:

Stockholders of record at the close of business on September __, 2009 are entitled to notice of, and to vote, at the meeting. Accordingly, only stockholders of record at the close of business on September __, 2009 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Purpose:	(1) Elect Marshall Sterman as the sole director, to hold office for until the next annual of stockholders and until his respective successor has been elected.
(2) Approve an amendment to our restated certificate of incorporation to effect a 1:30 reverse stock split.
(3) Ratify the appointment of our independent auditors for the year ending December 31, 2009.
(4) Consider and act upon such other business, including stockholder proposals if properly presented, as may properly come before the meeting or any adjournment thereof.
Proxy Voting:	You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to its exercise by following the instructions in the proxy statement.

Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the 2009 Annual Meeting of Stockholders in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

By Order of the Board of Directors,

/s/ Marshall Sterman

Marshall Sterman

President and Director

Lawrence, Massachusetts

October __ , 2009

PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

AQUAMER MEDICAL CORP.

350 Merrimack Street, Building 5

Lawrence, Massachusetts 01843

We are providing these proxy materials in connection with the solicitation by the board of directors of Aquamer Medical Corp. (“Aquamer” or the “Company”) of proxies to be voted at our 2009 Annual Meeting of Stockholders and at any meeting following adjournment thereof.

You are cordially invited to attend Aquamer’s Annual Meeting on October __, 2009 beginning at 10:00 a.m. Eastern Time. Stockholders will be admitted beginning at 9:30 a.m. The meeting will be held at the offices of Bingham McCutchen LLP, 13th Floor, One Federal Street, Boston, Massachusetts.

We are first mailing this proxy statement and accompanying forms of proxy and voting instructions on or about October __, 2009 to holders of shares of our common stock as of September __, 2009, the record date for the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held ______ __ , 2009. The Proxy Statement and Annual Report on Form 10-K are available at www.aquamermedical.com.

Proxies and Voting Procedures

Your vote is important. Because many stockholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy. You may vote by completing the enclosed proxy card and mailing it in the envelope provided.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting by ballot at the meeting. By providing your voting instructions promptly, you may save us the expense of a second mailing.

The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the board recommends.

Stockholders Entitled to Vote

Stockholders at the close of business on the record date are entitled to notice of and to vote at the meeting. On September __, 2009, there were 89,729,176 shares of our common stock outstanding.

Quorum and Required Vote

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote for the election of directors is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees have discretionary voting power with respect to all of the ballot items described below and elsewhere in this proxy statement except for the amendment to restated certificate of incorporation and proposals submitted by stockholders.

Required Vote—Election of Directors

The affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2009 Annual Meeting, in person or by proxy, is required for the election of the nominee for director. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.

Required Vote—Approval of an Amendment to our Restated Certificate of Incorporation

The affirmative vote of the holders of a majority of shares of common stock, present in person or represented by proxy and entitled to vote, is required with respect to the approval of an amendment to our restated certificate of incorporation. An abstention is treated as present and entitled to vote and therefore has the effect of a vote against the amendment to our restated certificate of incorporation.

Required Vote—Ratification of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of shares of common stock, present in person or represented by proxy and entitled to vote, is required with respect to the ratification of our independent registered public accounting firm. An abstention is treated as present and entitled to vote and therefore has the effect of a vote against ratification of the independent registered public accounting firm.

Other Matters

If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this proxy statement, we did not anticipate that any other matters would be raised at the meeting.

In accordance with our restated certificate of incorporation each share of our common stock is entitled to one vote.

Tabulation of Votes

All votes, whether by proxy or ballot, will be tabulated by an independent business entity, which will not disclose your vote except as:

• required by law;

• necessary in connection with a judicial or regulatory action or proceeding;

• necessary in connection with a contested proxy solicitation; or

• requested by you.

Any comment written on a proxy card will be provided to our Corporate Secretary without disclosing your vote, unless necessary to an understanding of the comment.

Availability of Proxy Materials

This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about ______ __, 2009. Each registered and beneficial owner of common stock on the record date should receive a copy of the Company’s annual report on Form 10-K for the fiscal year ended 2009, including consolidated financial statements, with this proxy statement.

In addition, a copy of the Company’s annual report on Form 10-K for the fiscal year ended 2009 is available to each stockholder without charge on the Securities and Exchange Commission’s website at www.sec.gov and upon written request sent to Aquamer at 350 Merrimack Street, Building 5, Lawrence, Massachusetts 01843 or by calling the Secretary of Aquamer at (781) 389-9703.  The proxy statement and annual report are also available on our website at www.aquamermedical.com.

Registered shareholders can elect to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail. You can choose this option and save the Company the cost of producing these documents by completing the relevant portion of your proxy card. After electing to view future proxy statements and annual reports over the internet, you will receive a card in the mail with instructions containing the internet address of those materials. Your choice will remain in effect until you call or contact the Company in writing at Aquamer at 350 Merrimack Street, Building 5, Lawrence, Massachusetts 01843 or calling the Secretary of Aquamer at (781) 389-9703. If you hold our common stock through a bank, broker, or other nominee, please refer to the information provided by your bank, broker or nominee regarding the availability of electronic delivery.

Multiple Copies of Annual Report to Stockholders

A copy of our 2009 Annual Report to Stockholders is enclosed. If you received more than one copy of the annual report and wish to reduce the number of reports you receive to save us the cost of producing and mailing the annual report, we will discontinue the mailing of reports on the accounts you select if you follow the instructions regarding electronic access on the enclosed proxy card or when you vote over the Internet or by telephone. We will deliver promptly upon written or oral request a separate copy our annual report to any stockholder at a shared address to which a single copy of the annual report was delivered. To receive a separate copy of our annual report, you may write the Secretary of Aquamer at our principal executive offices c/o the Secretary of Aquamer at 350 Merrimack Street, Building 5, Lawrence, Massachusetts 01843 or call the Secretary of Aquamer at (781) 389-9703.

At least one account must continue to receive annual reports and proxy statements, unless you elect to view future annual reports and proxy statements over the Internet. Mailing of dividends, dividend reinvestment statements and special notices will not be affected by your election to discontinue duplicate mailings of the annual report and proxy statement.

Cost of Proxy Solicitation

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Aquamer by directors, officers or employees of Aquamer in person or by telephone, facsimile or other electronic means.

As required by the Securities and Exchange Commission (the “SEC”), we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Stockholder Account Maintenance

Our transfer agent is Standard Registrar and Transfer. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer Aquamer stock and similar issues, can be handled by calling Aquamer Investor Relations at or by contacting the transfer agent at (801) 571-8844.

For other Aquamer information, you can visit our web site at www.aquamermedical.com. We make our web site content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement.

ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

Our full board of directors consists of one director, Marshall Sterman. Pursuant to our by-laws and our restated certificate of incorporation, each member of our board of directors is elected to serve until next annual meeting and until his successor is duly elected.

The board has nominated Marshall Sterman for re-election to hold office until the Annual Meeting of Stockholders to be held in 2010 or until his respective successor has been duly elected and qualified. In the event that the nominee shall be unable or unwilling to serve as a director, the board shall reserve discretionary authority to vote for a substitute or substitutes. The board has no reason to believe that the nominee will be unable or unwilling to serve. Proxies cannot be voted for any persons other than the nominee.

Vote Required

The affirmative vote of a plurality of the shares of common stock present or represented and voting at the Annual Meeting is required to elect our director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE“FOR” THE ELECTION OF MARSHALL STERMAN TO SERVE AS AQUAMER’S DIRECTOR.

Marshall Sterman is currently the sole member of our Board of Directors. The Board was previously comprised of Mr. Sterman and Mr. Steven Preiss, the Company’s current Research Coordinator. In connection with Mr. Preiss’ resignation from the Board, pursuant to the Company’s by-laws, Mr. Sterman resolved by written consent dated June 24, 2009 to enlarge the Board to three (3) members, and Messrs. Berkowitz and O’Hara were appointed by Mr. Sterman to fill the vacancies caused by Mr. Preiss’ resignation and to fill the additional third seat on the Board caused by the enlargement to three (3) members. Messrs. Berkowitz and O’Hara resigned from the board of directors on September 15, 2009, and Mr. Sterman, pursuant to our by-laws, decreased the size of the board to one (1) member. As a result, Mr. Sterman is the sole member of our Board of Directors.

The following is a brief description of the background of our director and executive officers.

Marshall Sterman, age 78, has served as the President and a member of the Board of Directors of our Company since August 25, 2006, at which time it was a wholly owned subsidiary of Bellacasa. Mr. Sterman has continued as President and Director of Aquamer since it became an independent public company by virtue of the spin-off by Bellacasa to its stockholders on March 5, 2007. Since 1986, Mr. Sterman has been the President of The Mayflower Group, LTD., a merchant banking firm. Mr. Sterman also serves as Chairman of the Board of Directors of WiFiMed Holdings Company, Inc. (formerly Bellacasa) and Chairman of Medical Solutions Management Inc. Mr. Sterman was granted a B.A. from Brandeis University and MBA from Harvard University.

Steven Preiss, age 53, was an officer and director of Aquamer since its formation in 2000. He remained an officer and director when it was acquired by Bellacasa in January 2005. On September 20, 2005, he resigned his executive positions and continued to serve as a Director. After Aquamer became an independent public company by virtue of the spin-off by Bellacasa to its shareholders on March 5, 2007, he continued as an Aquamer director and the Company’s research coordinator. Mr. Preiss, with more than 20 years experience in the field of regulatory/clinical affairs in both the pharmaceutical and medical device industries, has been Vice President of Corporate Regulatory and Business Operations for Synteract, Inc., a clinical research organization, from 2001 to the present. He had previously been Vice President of Clinical and Regulatory Affairs for UroSurge, Inc., a medical device company, from 1997 to 2001. From 1995 to 1997, Mr. Preiss was President and Chief Executive Officer of CPROS, a device and pharmaceutical regulatory and clinical affairs consulting firm. He has held senior positions at Bio-Pharm Clinical Services, a clinical research organization, and was Vice President of Clinical Programs and Data Management, at Ioptex Research, Inc., a medical device company and subsidiary of Smith & Nephew, Inc. He also held positions at the biotechnology company Vestar Inc. and Sterling Drug, Inc. Mr. Preiss holds a B.S. in chemistry from St. Lawrence University and has completed graduate work in computer science at Union College.

Board of Directors and Committees

All directors hold office until the next annual meeting of the stockholders and the election of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. As used herein, independent directors shall be as defined by NASDAQ Listing Rule 5605(a)(2). Currently, there are no independent directors on the board of directors as Marshall Sterman, who is also an employee of the Company, is our only director.

In fiscal year 2008, the Board of Directors held two meetings which were attended by Messrs. Steven Preiss and Marshall Sterman, the only members of the Board at such times. In addition, during  fiscal year 2008, the Company did not hold an annual meeting of its stockholders, and the Company does not currently have any policy with respect to attendance by members of the Board at annual stockholder meetings.

Audit Committee

Our Board of Directors plans to establish an audit committee and a compensation committee at such time as our Board of Directors determines it is necessary and advisable. As such, we have not adopted an audit committee charter. Presently, our Board of Directors acts as our audit committee. In addition, the Company does not have an “audit committee financial expert” serving on its audit committee because the Company is currently evaluating whether

Marshall Sterman is independent and possesses sufficient financial expertise to serve in this capacity and otherwise meets the criteria of an “audit committee financial expert” as prescribed by the rules and regulations of the SEC.

The Audit Committee will recommend, to the entire Board of Directors, the independent public accountants to be engaged by us; review the plan and scope of our annual audit; review our internal controls and financial management policies with our independent public accountants; and review all related party transactions.

Nominating Committee

We do not have a standing nominating committee, and as a result, do not have a nominating committee charter. Our Board of Directors currently performs the nominating committee function for the Company. New directors may also be nominated and elected by our stockholders. Our Board views the addition of a standing nominating committee as an unnecessary additional expense and process to the Company given its stage of development.

The general criteria that our Board uses to select nominees includes the following: individuals’ reputation for integrity, honesty and adherence to high ethical standards; their demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company; their willingness and ability to contribute positively to the decision-making process of the Company; their commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees; their interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public; their ability to act in the interests of all stakeholders; and no nominee should have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of the Company’s stockholders and to fulfill the responsibilities of a director. The Board of Directors will consider candidates recommended by stockholders using the same procedures and criteria it uses in evaluating its own candidates.

As referenced above, the Board will consider director candidates recommended by our stockholders. In evaluating candidates recommended by our stockholders, the Board of Directors applies the same criteria discussed above. Any stockholder recommendations for director nominees proposed for consideration by the Board should include the nominee’s name and qualifications for Board membership and should be addressed in writing to the President, Aquamer Medical Corp., 350 Merrimack Street, Building 5, Lawrence, MA 01843. There has been no change in procedures for stockholders to submit nominees to the Board.

Compensation Committee

We do not have a standing compensation committee. Thus, there is no compensation committee charter. The compensation committee will review and recommend to the Board of Directors compensation and benefits to be paid to our officers and directors. Currently the Board of Directors performs the compensation committee function for the Company. As such, the Board is responsible for evaluating and approving the compensation arrangements for each of the

Company’s executive officers. The Board does not delegate such authority to any other individuals. The Board approves all employees’ salaries that are in excess of $100,000. We have not engaged any compensation consultants.

From time to time, the Board of Directors may establish other committees to facilitate the management of our business.

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended

Section 16(a) of the Exchange Act, as amended, requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

We believe that all required filings had been made for the year ended December 31, 2008.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides summary information for the fiscal years 2006, 2007 and 2008 concerning cash and non-cash compensation paid or accrued by us to, or on behalf of, Marshall Sterman, our President and Director, and Steven Preiss, our Research Coordinator.

Summary Compensation Table

		Annual Compensation			Awards	Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/LTIP SARs Payouts	All Other Compensation
Marshall Sterman President and Director	2006	$ 0	0	0	0	0	0
	2007	45,000(1)	0	0	0	0	0
	2008	50,000(2)	0	0	0	0	0

Steven Preiss Research Coordinator	2006	0	0	0	0	0	0
	2007	45,000(3)	0	0	0	0	0
	2008	25,524(4)	0	0	0	0	0

     (1) Salary was accrued but unpaid as of December 31, 2007. In 2008, Mr. Sterman received 4,500,000 shares, valued at $45,000, in lieu of cash payment.

     (2) In 2008, Mr. Sterman received 1,500,000 shares, valued at $15,000, in lieu of cash payment. An additional $35,000 was accrued but unpaid at December 31, 2008. In April 2009, payment was made in shares for salary previously accrued but unpaid.

(3) Of this amount, $35,423 was applied to payment of a loan from the Company of $29,000 plus accrued interest of $6,524. The balance of $9,476 was accrued but unpaid as of December 31, 2007 and remained unpaid as of December 31, 2008. In April 2009, payment was made in shares, in lieu of cash payment of $9,476.

(4) This amount was accrued but also unpaid at December 31, 2008. In April 2009 payment was made in shares, in lieu of cash payment of $25,524.

DIRECTORS’ COMPENSATION

Directors who are also employees receive no additional compensation for attendance at Board meetings. Our directors will be reimbursed for reasonable expenses incurred in attending meetings. No directors’ fees have been paid to date.

STOCK OPTION PLAN

We do not have a stock option plan.

EMPLOYMENT AGREEMENTS

We are not a party to any employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of September ____, 2009, there were 89,729,176 shares of our common stock issued and outstanding. None of our preferred stock has been issued.

The following table describes certain information regarding certain individuals who beneficially owned our common stock on September ____, 2009. In general, a person is considered a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

The individuals included in the following table are people who we know beneficially own or exercise voting control over 5% or more of our common stock; each of our officers and directors; and all executive officers and directors as a group.

Name and address	Common Shares Owned		Percentage of Common Shares Owned
Marshall Sterman c/o Aquamer Medical Corp. 350 Merrimack Street Building 5 Lawrence, MA 01843	12,096,852	(1)	13.5%
Steven Preiss c/o Aquamer Medical Corp. 350 Merrimack Street Building 5 Lawrence, MA 01843	11,476,376		12.8%
FPM QTIP Trust Peter Johnson, Trustee Nixon Peabody LLP 100 Summer Street Boston, MA 02110	17,727,940		19.8%
Maria DeVito 116 Bridges Lane North Andover, MA 01845	8,976,375		10.0%
Harry Pack 2789 NE 5th St. Pompano Beach, FL 33062	8,964,298		10.0%
Patricia Jenkins 30 Coachman’s Lane North Andover, MA 01845	4,520,273		5.0%
All Officers and Directors	23,573,228		26.3%
(-2- persons) as a group

(1)

Includes 288,799 shares owned by Mr. Sterman’s spouse and 288,799 shares owned by The Mayflower Group, LTD, an entity of which Mr. Sterman is the President. Mr. Sterman is a director of the Company and its President and Chief Executive Officer.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our restated certificate of incorporation and by-laws indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the “Securities

Act”) may be permitted to directors, officers, and controlling persons, we are aware that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Marshall Sterman - President, Chief Executive Officer and Chairman of the Board of Directors

For the period April 1, 2007 through December 31, 2007, we accrued $45,000 as compensation expense for Mr. Sterman’s services as President and Chairman. As of December 31, 2007, a balance of $45,000 had been accrued but remained unpaid. In March 2008, we issued to Mr. Sterman 6,000,000 shares of our common stock, which were valued at $60,000 as payment of the accrued salary of $45,000 and additional salary of $15,000 through March 31, 2008. For the remainder of 2008, we accrued an additional $35,000, which was unpaid as of December 31, 2008. In April 2009, we issued to Mr. Sterman 7,000,000 shares of common stock, which were valued at $35,000 in lieu of a cash payment of that amount.

Steven Preiss - Research Coordinator

For the period April 1, 2007 through December 31, 2007, we accrued, as research and development expense, $45,000 for the services of Mr. Preiss as our research coordinator. Of the $45,000, which was accrued, $35,423 was applied as payment of a loan from the Company of $29,000 with accrued interest on that loan of $6,523. The balance of $9,477 remained accrued but unpaid as of December 31, 2007. In 2008, we accrued an additional $25,533 for the research services of Mr. Preiss, which resulted in a balance of $35,000 owed to Mr. Preiss on December 31, 2008. In April 2009, we issued to Mr. Preiss 7,000,000 shares of common stock, which were valued at $35,000 in lieu of a cash payment of that amount.

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

(Item No. 2 on the proxy card)

We are asking our stockholders to approve an amendment to our restated certificate of incorporation to effect a 1:30 reverse stock split affecting our outstanding shares of common stock (the “Amendment”).

The text of the Amendment is attached to this Proxy Statement as Exhibit A. For your reference, the full text of our current restated certificate of incorporation, as amended, is attached as Exhibit B to this Proxy Statement. The Amendment will become effective once it is filed with the Secretary of State of Delaware, which we expect to file promptly after the approval by our stockholders.

Upon filing the Amendment with the Secretary of State of the State of Delaware, our outstanding shares of common stock will be proportionately decreased such that every 30 shares of common stock outstanding prior to the effectiveness of the Amendment will become one share of common stock outstanding upon and after the effectiveness of the Amendment.

VOTE REQUIRED

The affirmative vote of a majority of the shares of common stock present or represented and voting at the Annual Meeting is required to approve an amendment to our restated certificate of incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE“FOR” THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION.

We believe that a 1:30 reverse stock split affecting our outstanding shares of common stock is prudent in order to assure that a sufficient number of shares of our common stock are available for issuance in the future if our Board of Directors deems it to be in our and our stockholders’ best interests. In order to accommodate fundraising and other opportunities involving the issuance of our common stock, we anticipate that we may need to ultimately utilize the approximately 197 million authorized but unissued shares of common stock that will be available for issuance post-reverse stock split.

The authorized but unissued shares of our common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financings, licensing and acquisition transactions or as compensation for services. Our Board of Directors will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders’ meeting or waiting for a regularly scheduled meeting of stockholders in order to increase our authorized capital. If in a particular transaction stockholder approval were required, by law or any stock exchange rules or were otherwise deemed advisable by the Board of Directors, then the matter would be referred to the stockholders for their approval notwithstanding that we may have the requisite number of authorized and unissued shares to consummate the transaction without such stockholder approval. Although the Company has had discussions with various third parties with respect to possible financing and intellectual property licensing transactions, the Company has not entered into any agreements or understandings of any nature, binding or otherwise, with respect to any such transactions, and there can be no assurance that the Company will enter into any such agreements or understandings or consummate any such transactions in the future.

As of the record date, there were 89,729,176 shares of our common stock outstanding. There are no outstanding warrants, options or similar instruments or commitments to issues shares of our common stock.  Our restated certificate of incorporation authorizes 200,000,000 shares of common stock.  As a result, on the record date, the number of authorized but unissued shares of our common stock was 110,270,824. As of September 24, 2009, the fair market value of our common stock was $0.009 per share of common stock (the last reported price on the Over-the-Counter Bulletin Board on September 24, 2009).  After the reverse stock split occurs, there will be 2,990,972.53 shares of our common stock outstanding.  By effecting the reverse stock split, we will be able to increase the number of our authorized but unissued common stock by an additional 87 million shares. This increase in the authorized but unissued common stock will assist Aquamer in effectuating the transactions described above as deemed in the best interests of our stockholders by our Board of Directors from time to time. The Company has chosen a reverse stock split rather than an increase in the authorized number of shares of its capital stock in order to keep its capitalization at a reasonable and marketable level. The Company believes that given the presently low market value of its common stock, it may be required to issue an elevated number of shares of its capital stock to raise sufficient capital or enter into licensing agreements or other arrangements.

For example, in order to raise $1 million for working capital purposes by issuing shares of our common stock, at the last reported price, we would be required to issue approximately 100,000,000 shares of our common stock. As an operating company, we also want to retain the flexibility to issue options and other forms of equity to employees, directors and consultants, as needed, to provide compensation and incentives, and as discussed above, we may also need to enter into licensing agreements and other transactions which may require us to issue equity as compensation or consideration. If we attempt to raise over $1 million, we will not have the flexibility needed to otherwise enter into other necessary transactions and operate our business. We note that if a third party with whom the Company may enter into any such agreement or arrangement requires that, given the Company’s low market value, the Company issue in excess of our issued and outstanding stock, that third party may acquire a “controlling position” in our Company.

As a result of the 1:30 reverse stock split, some holders of our common stock may hold fractional shares. As permitted by our restated certificate of incorporation and the General Corporation Laws of the State of Delaware, we will recognize all holders of fractional shares. As a result, the number of stockholders of Aquamer will remain the same both before and after the reverse stock split, and each stockholders’ percentage of beneficial ownership and economic interest in Aquamer will remain the same both before and after the reverse stock split. In addition, each stockholder will vote in accordance with the fractional shares and the Company will recognize all fractional votes submitted on behalf of a fractional shares. In other words, a vote at an annual meeting of stockholder by a holder of 0.4 of a share of our common stock will be deemed and recognized to have submitted a vote for 0.4 shares. All tabulations of stockholder votes will include such fractional votes. According to Section 155 of the General Corporation Laws of the State of Delaware, our board of directors may in the future, in its discretion, eliminate any fractional shares by providing payment to the stockholders representing the fair market value of such factional shares. The decision to eliminate fractional shares and make payment to the stockholders does not require the vote of our stockholders.

We are not asking you to send in your stock certificates. If the reverse stock split is approved at the Annual Meeting, upon request, our transfer agent will issue a stock certificate representing the shares held by you after the reverse stock split is effectuated, included a stock certificate representing any fractional shares of our common stock.

The Amendment is not intended to have any anti-takeover effect. However, our stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of our company or the Board of Directors more difficult or time consuming, and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board of Directors currently has no intention of doing so, shares of common stock could be issued by the Board of

Directors to dilute the percentage of common stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving our company. We have no present intention to use the increased authorized common stock for anti-takeover purposes.

DESCRIPTION OF CAPITAL STOCK

Upon the approval of the Amendment and the filing of the Amendment with the Secretary of State of the State of Delaware, our authorized capital stock will consist of two hundred million (200,000,000) shares of common stock, $0.0001 par value and ten million (10,000,000) shares of preferred stock, $0.0001 par value.

Common Stock

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate in the future.

Preferred Stock

The board of directors has the authorization, subject to any limitations prescribed by law, without stockholder approval, to issue up to an aggregate of ten million (10,000,000) shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

Issuances of preferred stock, while providing desirable flexibility in connection with possible acquisitions and for other corporate purposes, may have the effect of delaying, deferring or preventing a change in control of Aquamer without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have an effect of decreasing the market price of our common stock. We have no present plans to issue any shares of preferred stock.

RATIFICATION OF INDEPENDENT AUDITORS

(Item No. 3 on the proxy card)

We are asking stockholders to ratify the appointment of Michael F. Cronin, CPA as Aquamer’s independent auditor for the year ending December 31, 2009. Michael F. Cronin has served independent auditor for Aquamer in the past three fiscal years.

VOTE REQUIRED

The affirmative vote of a majority of the shares of common stock present or represented and voting at the Annual Meeting is required to ratify such appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE“FOR” THE RATIFICATION OF THE APPOINTMENT OF MICHAEL F. CRONIN, CPA TO SERVE AS AQUAMER’S INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2009.

Representatives of Michael F. Cronin, CPA are expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so. It is also expected that they will be available to respond to appropriate questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: AUDIT AND NON-AUDIT FEES

Fees Paid to Independent Auditors

Our independent auditor for the years ending December 31, 2009 and 2008 is Michael F. Cronin, CPA.

The following table sets forth information regarding aggregate fees paid to our independent auditor for the fiscal years ended December 31, 2008 and 2007, respectively:

	2008	2007
Audit Fees	$2,500	$3,000
Audit Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total:	$2,500	$3,000

“Audit Related Fees” are for assurance and related services by our independent auditors that are reasonably related to the performance of the audit or review of the financial statements of the Company.

To ensure compliance with the SEC’s rules regarding auditor independence, any services to be provided by the Company’s independent auditor must be pre-approved by the Company’s

Board of Directors, which acts as the Company’s audit committee. The Board of Directors reviews and pre-approves on an annual basis various types of services that may be performed by the independent auditor within specified budget limitations and without specific approval of each engagement.

The audit committee approves in advance all audit and non-audit services to be provided by the independent registered public accounting firm. The audit committee may pre-approve services. The audit committee requires the independent registered public accounting firm and management to report on actual fees charged for each category of service periodically throughout the year.

AUDIT COMMITTEE REPORT

The Board of Directors currently serves as our audit committee. The members of the Board meet the experience requirements of the SEC. The audit committee focuses on the following areas:

•	the integrity of the Company’s financial statements; and
•	the independence, qualifications and performance of the Company’s independent registered public accounting firm.

We meet privately with the independent registered public accounting firm who has unrestricted access to the audit committee. We also appoint the independent registered public accounting firm and review their performance and independence from management.

The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us.

During fiscal year 2008, we reviewed the Company’s audited financial statements and met with management to discuss those consolidated financial statements.

We discussed with Michael Cronin, CPA, our independent registered public accountant for the 2008 fiscal year, matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board. We also discussed with management the significant accounting policies utilized by the Company, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements.

We received the written disclosures and the letter from Michael Cronin, CPA, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with Mr. Cronin his independence.

Based on the reviews and discussions with management and the independent registered public accounting firm referred to above, Mr. Marshall Sterman, who was then the sole member of the Board of Directors and therefore the sole member of the audit committee, recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Submitted by the Audit Committee

Marshall Sterman

Available Information

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and must file reports, proxy statements and other information with the SEC. The reports, information statements, proxy statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a website at www.sec.gov that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

Stockholder Proposals For 2010 Proxy Statement

Stockholders who wish to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting must provide written notice to the Secretary of Aquamer following the procedures prescribed in Rule 14a-8 under the Exchange Act and Section 2.9 of Aquamer’s by-laws. To be eligible, such notice must be received in writing at Aquamer’s corporate headquarters in Lawrence, Massachusetts by the Secretary of Aquamer not later than the close of business on the 90th day, and not earlier than the close of business on the 180th day, prior to the first anniversary of the preceding year’s annual meeting.  Only persons nominated in accordance with the procedures set forth in our by-laws will be eligible to serve as directors and the only business to be conducted at an annual meeting shall be brought pursuant to our by-laws.  Section 2.9 of our by-laws sets forth the information requirements for the notice of a director nomination or notice of business to be conducted at an annual meeting, which includes information about the stockholder bringing forth the nomination or notice of business, as well as information regarding the nominee or such business.  A copy of our by-laws may be obtained by contacting us at our principal executive offices c/o the Secretary of Aquamer at 350 Merrimack Street, Building 5, Lawrence, Massachusetts 01843 or call the Secretary of Aquamer at (781) 389-9703.

A stockholder nomination or proposal intended to be considered at the 2010 Annual Meeting must be received by the Secretary not earlier than the close of business on ____, 2010 and prior to the close of business on ______, 2010. Any proposal or nomination submitted after ______, 2010 will be considered untimely. Only persons nominated in accordance with the procedures set forth in our by-laws will be eligible to serve as directors and the only business to be conducted at an annual meeting shall be brought pursuant to our by-laws.

Other Matters

Our financial statements and the other information contained in our Form 10-K for the fiscal year ended 2008, our Form 10-Q for the quarter ended March 31, 2009 and our Form 10-Q for the quarter ended June 30, 2009 are incorporated into this proxy statement by reference.

By Order of the Board of Directors

/s/ Marshall Sterman

Marshall Sterman

President and Director

_____________, 2009

Lawrence, MA 01843

Exhibit A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

AQUAMER MEDICAL CORP.

Pursuant to Section 242

of the

Delaware General Corporation Law

____________________________

Aquamer Medical Corp., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1.         The Board of Directors of the Corporation, pursuant to an action by written consent adopted on August _____, 2009 in accordance with Section 141(f) of the Delaware General Corporation Law (the “DGCL”), setting forth amendments (the “Certificate of Amendment”) to the Restated Certificate of Incorporation of the Corporation, as amended (the “Charter”), declaring said amendments to be advisable and directing that said amendments be considered by the stockholders of the Corporation.

2.         The holders of at least a majority of outstanding capital stock of the Corporation entitled to vote thereon duly approved the Reverse Stock Split (as defined below) as set forth in this Certificate of Amendment by written consent as of August ___, 2009 in accordance with Section 228(a) of the DGCL.

3.         Pursuant to Section 228(e) of the DGCL, written notice of such stockholder consent shall be given to all stockholders of the Corporation who have not consented in writing to this Certificate of Amendment and the matters set forth in such consent.

4.         As of the filing date of this Certificate of Amendment (the “Effective Date”), a one-for-thirty reverse stock split (the “Reverse Stock Split”) of the Corporation’s issued and outstanding shares of common stock, $0.0001 par value per share (“Common Stock”), shall be effected, whereby every THIRTY (30) shares of Common Stock issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”) shall, automatically without any action on part of the holder thereof, be converted into ONE (1) share of Common Stock (the “New Common Stock”). After giving effect to the Reverse Stock Split, all fractional shares of Common Stock shall be recognized in the books and records of the Corporation and be deemed issued and outstanding. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates representing outstanding shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered were combined pursuant to the terms of this Section 4. Until surrendered by the holder thereof, each Old Certificate shall, from and after the Effective Date, no longer represent the shares of Old Common Stock stated on the face of such Old Certificate but shall be deemed to represent only the number of shares of New Common Stock into which such shares of Old Common Stock were combined as a result of the Reverse Stock Split.

5.	Pursuant to this Certificate of Amendment:

A.        Section 1 of Article Four of the Charter shall be deleted and replaced in its entirety with the following:

“Section 1.      Authorized Shares. The Corporation shall have authority to issue two classes of shares to be designated respectively “Common Stock” and “Preferred Stock.” The total number of shares of capital stock, which the Corporation shall have authority to issue, is TWO HUNDRED TEN MILLION (210,000,000), of which TWO HUNDRED MILLION (200,000,000) shares shall be Common Stock and TEN MILLION (10,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $0.0001, and each share of Preferred Stock shall have a par value of $0.0001.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, at the discretion of the Board of Directors without Stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors prior to the issuance thereof. The Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

As of the filing date of this Certificate of Amendment (the “Effective Date”), a one-for-thirty reverse stock split (the “Reverse Stock Split”) of the Common Stock shall be effected, whereby every THIRTY (30) shares of Common Stock issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”) shall, automatically without any action on part of the holder thereof, be converted into ONE (1) share of Common Stock (the “New Common Stock”). After giving effect to the Reverse Stock Split, all fractional shares of Common Stock shall be recognized in the books and records of the Corporation and be deemed issued and outstanding. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates representing outstanding shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered were combined pursuant to the terms of this Section. Until surrendered by the holder thereof, each Old Certificate shall, from and after the Effective Date, no longer represent the shares of Old Common Stock stated on the face of such Old Certificate but shall be deemed to represent only the number of shares of New Common Stock into which such shares of Old Common Stock were combined as a result of the Reverse Stock Split.”

6.         This Certificate of Amendment shall be effective as of 5:00 p.m. Eastern Time on [DATE].

[signature page follows]

            IN WITNESS WHEREOF, Aquamer Medical Corp. has caused this Certificate of Amendment to Restated Certificate of Incorporation to be executed on this ___ day of _____________, 2009.

AQUAMER MEDICAL CORP.

By:__________________________________

Name:

Title:

EXHIBIT B

STATE ofDELAWARE

CERTIFICATE ofINCORPORATION

ACLOSE CORPORATION

of

POLYDERM, INC.

•	First: The name of this Corporation is Polyderm, Inc.

•

Second: Its Registered Office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code: 19801. The registered agent in charge thereof is Corporation Trust Company

•

Third: The nature of business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act of activity for which corporations may be organized under the General corporation Law of Delaware.

•	Fourth: The amount of the total authorized capital stock of this corporation is One Hundred Thousand 00/Dollars ($100,000) divided into 100,000 shares of par value ONE Dollar ($1.00) each.
•	Fifth: The name and mailing address of the incorporator are as follows:
Name Michael Magliochetti
Mailing Address: 33 School Street
Andover, MA Zip Code: 01810
•	Sixth: All of the corporation’s issued stock, exclusive of treasury shares, shall be held of record by not more than thirty (30) persons.
•	Seventh: All of the issued stock of all classes shall be subject to one or more of the restrictions on transfer permitted by Section 202 of the General Corporation Law.
•

Eighth: The corporation shall make no offering of any of its stock of any class which would constitute a “public offering” within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

•

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 27 day of Sept, A.D. 1999.

BY: /s/ Michael Magliochetti
(Incorporator)
NAME: Michael Magliochetti
(Type or Print)

CERTIFICATE

FOR

RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

Polyderm, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the fourth day of February, 2000 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

1.	The name of the corporation is Polyderm, Inc.

2.         Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

3.         The date when revival of the Certificate of Incorporation of this corporation is to commence is twenty-eighth day of February, 2002; same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

4.         This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation on the first day of March, 2002, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate of Renewal and Revival is filed by authority of the duly elected directors of the corporation with the laws of Delaware.

5.         IN WITNESS WHEREOF, said Polyderm, Inc., in compliance with Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by Steve Preiss, its last and acting President, this 14th day of August, 2002.

/s/ Steve Preiss

By: Steve Preiss

Its: President

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

POLYDERM, INC.

Polyderm, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 4, 2000 under the name “Polyderm, Inc.”

SECOND: The Amended and Restated Certificate of incorporation of the Corporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the President this 7th day of August, 2002.

POLYDERM, INC.

By:  /s/ Steve Preiss

Steve Preiss, President

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

POLYDERM, INC.

ARTICLE I

The name of the Corporation is Polyderm, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of capital stock which the Corporation shall have authority to issue is 2,452,200, of which 2,452,200 shares shall be preferred stock, par value $1.00 per share (the “Preferred Stock”).

The voting powers, designations, preferences, powers and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of capital stock of the Corporation, shall be as provided in this Article IV.

A.    SERIES A PREFERRED STOCK

1.	Designation.

(a)       A total of 2,250,000 shares of the Corporation’s Preferred Stock shall be designated as a series known as Series A Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”).

(b)       Additional Shares. The Board of Directors is authorized to increase or decrease the number of shares of any series or sub-series of Preferred Stock, prior or subsequent to the issue of that series or sub-series, but not below the number of shares of Preferred Stock in such series or sub-series then outstanding.

B.    SERIES B PREFFERED STOCK

1.	Designation.

(a)       A total of 202,200 shares of the Corporation’s Preferred Stock shall be designated as a series known as Series B Preferred Stock, par value S1.00 per share (the “Series B Preferred Stock”).

(b)       Additional Shares. The Board of Directors is authorized to increase or decrease the number of shares of any series or sub series of Preferred Stock, prior or subsequent to the issue of that series or sub-series, but not below the number of shares of Preferred Stock in such sub-series then outstanding.

ARTICLE V

In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1.         Election of Directors need not be by written ballot unless the by-laws Corporation so provide.

2.         The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation to the extent specified therein.

ARTICLE VI

Meetings of stockholders may be held within or without the State of Delaware, by-laws may provide.

ARTICLE VII

To the extent permitted by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated in the by-laws of the Corporation or from time to time by its Board of Directors.

ARTICLE VIII

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director of the Corporation, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective data of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Any repeal or modification of this Article VIII by the stockholders of the Corporation or by an amendment to the Delaware General Corporation Law shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification of a person serving as a Director prior to or at the time of such repeal or modification.

ARTICLE IX

Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

RESTATED CERTIFICATE OF INCORPORATION

OF

POLYDERM, INC.

1.         Polyderm. Inc. (the “Corporation”), pursuant to the provisions of Section 242 and Section 245 of the General Corporation Law of Delaware, hereby adopts this Restated Certificate of Incorporation of the Corporation which was originally incorporated on February 4, 2000, which accurately copies the Certificate of Incorporation and all amendments thereto that are in effect to date as further amended by this Restated Certificate of incorporation as hereinafter set forth, and which contains no other change in any provision thereof.

2.         Each such amendment made by this Restated Certificate of Incorporation has been effected in conformity with the provisions of the General Corporation Law of Delaware and such Restated Certificate of incorporation, and each such amendment made by the Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation on December 20, 2002.

3.         The number of shares outstanding was 2,452,200, and the number of shares entitled to vote on the Restated Certificate of Incorporation as so amended was 2,452,200. The holders of a majority of all the shares outstanding and entitled to vote on the Restated Certificate of Incorporation as so amended have signed a consent in writing pursuant to Section 228 of the General Corporation Law of Delaware adopting such Restated Certificate of incorporation as so amended.

4.         The amendments made by the Restated Certificate of Incorporation provide for the changing of the Corporation’s name, the creation of two classes of shares, common and preferred, the granting of special powers to the Board of Directors, the granting of additional powers in the Corporation’s Bylaws, provisions for addressing transactions with interested directors and officers, indemnification of directors and officers, arrangements with creditors and amendment of the Corporation’s Bylaws by the Board of Directors.

5.         The Certificate of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Certificate of Incorporation which accurately copies the entire text thereof, as amended, as above set forth.

RESTATED CERTIFICATE OF INCORPORATION

OF

AQUAMER, INC.

ARTICLE ONE

NAME

The name of the corporation is Aquamer, Inc. (the “Corporation”).

ARTICLE TWO

PERIOD OF DURATION

The period of duration of the Corporation is perpetual or until dissolved or merged or consolidated in some lawful manner.

ARTICLE THREE

PURPOSE AND POWERS

Section 1. Purpose. The purpose for which the Corporation is organized is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Powers. Subject to any specific written limitations or restrictions imposed by the DGCL, by other law, or by this Certificate of Incorporation, and solely in furtherance thereof, but not in addition to the purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all of the powers specified in the DGCL, which powers are not inconsistent with this Certificate of Incorporation.

ARTICLE FOUR

CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

Section 1. Authorized Shares. The Corporation shall have authority to issue two classes of shares to be designated respectively, “Common Stock” and “Preferred Stock” The total number or shares of capital stock which the Corporation shall have authority to issue is FORTY

MILLION (40,000,000), of which THIRTY MILLION (30,000,000) shall be Common Stock and TEN MILLION (10,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $.0001, and each share of Preferred Stock shall have a par value of $.0001.

The Preferred Stock authorized by this Certificate of Incorporation maybe issued from time to time in one or more series, at the discretion of the Board of Directors without Stockholder approval, with each such series to consist of such number of shares and to have such Voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adapted by the Board of Directors prior to the issuance thereof. The Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of Preferred Stack shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

Section 2. Preemptive Rights. No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by this Certificate of Incorporation as originally filed or by any amendment thereof, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

Section 3. Voting. In the exercise of voting privileges, each holder of shares of the Common Stock of the Corporation shall be entitled to one (1) vote for each share held in his name on the books of the Corporation, and each holder of any series of Preferred Stock of the

Corporation shall have such voting rights, if any, as shall be specified for such series. In all elections of Directors of the Corporation, cumulative voting is expressly prohibited. As such, each holder of shares of capital stock of the Corporation entitled to vote at the election of Directors, shall have the right to vote, in person or by proxy, all or any portion of such shares for or against each individual Director to be elected and shall not be entitled to vote for or against any one Director more than the aggregate number of shares held by such holder which are entitled to vote on the election of such Directors. With respect to any action to be taken by the Stockholders of the Corporation as to any matter other than the election of Directors, the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the Stockholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action. Any action required by the DGCL to be taken at any annual or special meeting of the Stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the Corporation’s minute book.

ARTICLE FIVE

REGISTERED OFFICE AND AGENT

Section 1. Registered Office. The street address of the registered office of the Corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Section 2. Registered Agent. The name of the initial registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE SIX

DIRECTORS

Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors which shall consist of not less than one Director, the exact number of which shall be determined in accordance with the Bylaws of the Corporation. The number of Directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the DGCL. A Director shall hold office until the next annual meeting of the Stockholders of the Corporation and until his successor shall be elected and shall quality, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor. A Director elected by the Board of Directors to fill a newly created Directorship resulting from an increase in the number of Directors shall hold office until the next annual meeting of the Stockholders of the Corporation and until his successor shall be elected and shall qualify.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of Stockholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of the Certificate of Designations applicable thereto, and such Directors so elected shall not be divided into classes unless expressly provided by such terms. Further, any such Directors elected by one or more classes or series of Preferred Stock may be removed at any time, with or without cause (except as otherwise provided in Section 4 of this Article below), by, and only by, the affirmative vote of the holders of record of a majority of the outstanding shares of such class or series given at a special meeting of such Stockholders called for such purpose.

Section 2. Limitation on Liability of Directors. Pursuant to Section 102(b)(7) of the DGCL, a Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach, of fiduciary duty as a Director, except for liability (1) for any breach of the Director’s duty of loyalty to the Corporation or its Stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the Director derived an improper personal benefit. If the DGCL or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 3 by the Stockholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

Section 3. Election and Removal of Directors. Election of Directors need not be by written ballot. Any Director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, except as otherwise provided by law and except if the Directors of the Corporation are ever divided into two or three classes, any Director may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election for such class of Directors.

ARTICLE SEVEN

SPECIAL POWERS OF BOARD OF DIRECTORS

In furtherance and not in limitation of the powers conferred under the DGCL, the Board of Directors is expressly authorized:

6.	To adopt, amend or repeal the Bylaws of the Corporation;

7.         To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

8.         To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created;

9.         By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation; the board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent that the DGGL requires a particular matter to be authorized by the Board of Directors, and may authorize the seat of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of the committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

10.       When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a Stockholders meeting duly called upon such notice as is required by statute to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and in the best interests of the Corporation.

ARTICLE EIGHT

ADDITIONAL POWERS IN BYLAWS

The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and those expressly conferred upon them by the DGCL.

ARTICLE NINE

TRANSACTIONS WITH INTERESTED DIRECTORS AND OFFICERS

No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Directors or Officers of the Corporation are Directors,

Officers or partners, or have a financial interest, shall be void or voidable solely by reason of such relationship, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors of the Corporation or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if any one of the following conditions are met:

1.         The material facts concerning the relationship or interest of the Director or Officer and the material facts concerning the contract or transaction are disclosed or are known to the Board of Directors of the Corporation or the committee thereof that considers the contract or transaction, and the Board of Directors of the Corporation or committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

2.         The material facts concerning the relationship or interest of the Director or Officer and the material facts concerning the contract or transaction are disclosed or are known to the Stockholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the Stockholders of the Corporation at any annual or special meeting of Stockholders called for that purpose; or

3.         The contract or transaction is fair to the Corporation at the time it is authorized, approved or ratified by the Board of Directors of the Corporation, a committee thereof, or the Stockholders of the Corporation.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting or the Board of Directors of the Corporation or of a committee thereof that authorizes such contract or transaction.

ARTICLE TEN

INDEMNIFICATION

Section 1. Indemnification of Directors and Officers. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (the “Proceeding”), by reason of the fact that he is or was an Officer or a Director of the Corporation, or who, while a Director or Officer of the Corporation, is or was serving at the request of the Corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and as such shall run to the benefit of any Director or Officer who is elected and accepts the position of Director or Officer of the Corporation or who elects to continue to serve as a Director or Officer of the Corporation, while the provisions of this Article Ten are in effect. Such right shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the DGCL and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements. Any repeal or modification of this Section 1 by the Stockholders of the

Corporation shall be prospective only and shall not limit the rights of a Director or Officer of the Corporation or the obligations of the Corporation with respect to any claim for indemnification in accordance with the provisions of this Article Ten arising from or related to the acts or inactions of such Director or Officer prior to any such repeal or modification.

Section 2. Nature of Indemnification. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of arty other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of Stockholders or otherwise, and shall continue as to a person who has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3. Insurance. The Corporation shall have power to purchase and maintain Insurance or another arrangement on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him arid incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the DGCL.

ARTICLE ELEVEN

ARRANGEMENT WITH CREDITORS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of

Section 291 of Title 8 of the Delaware Codes or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the Stockholders of this or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE TWELVE

AMENDMENT OF BYLAWS

The Board of Directors of the Corporation shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Notwithstanding the preceding, the Stockholders of the Corporation shall also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE THIRTEEN

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision continued in this Certificate of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the DGCL or this Certificate of Incorporation, and all rights conferred on Stockholders herein are granted subject to this reservation.

ARTICLE FOURTEEN

CAPTIONS

The captions used in this Certificate of Incorporation are for convenience only and shall not be construed in interpreting the provisions hereof.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by its duty authorized President on this the 17th day of January 2003.

Polyderm, Inc.

By: /s/ Steven J. Preiss

      Steven J. Preiss, President

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is AQUAMER, INC.

2.

Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange (street), City of Wilmington, Zip Code 19801 County of New Castle the name of its registered agent is The Corporation Trust Company.

3.	The date of filing the original Certificate of Incorporation in Delaware was February 4, 2000.
4.

The date when restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is perpetual.

5.

This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2004 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 29th day of October A.D. 2004.

By:	/s/ Michael Magliochetti
Authorized Officer
Name: Michael Magliochetti
Print or Type
Title:	Chairman

STATE of DELAWARE

AMENDMENT

to

CERTIFICATE of INCORPORATION

of

AQUAMER, INC.

First: The Board of Directors of Aquamer, Inc., a Delaware corporation, acting by written consent in accordance with Section 141(f) of the Delaware General Corporation Law, duly adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation (the “Certificate”) of said Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders. The resolutions setting forth the proposed amendment are substantially as follows:

NOW, THEREFORE, BE IT RESOLVED,

First: That Article One of the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

ARTICLE One

NAME

The name of the corporation is Aquamer Medical Corp. (the “Corporation”).

Second: That Article Four, Section 1 of the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

ARTICLE Four

CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

Section 1. Authorized Shares. The Corporation shall have authority to issue two classes of shares to be designated respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock, which the Corporation shall have authority to issue, is TWO HUNDRED TEN MILLION (210,000,000), of which TWO HUNDRED MILLION (200,000,000) shall be Common Stock and TEN MILLION (10,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $.0001, and each share of Preferred Stock shall have a par value of $.0001.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, at the discretion of the Board of Directors without Stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors prior to the issuance thereof. The Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

Third: That concurrently therewith, acting by written consent, the holders of at least a majority of the voting power of the issued and outstanding shares of the Corporation’s capital stock consented to the foregoing amendment in accordance with Section 228(a) of the Delaware General Corporation Law.

Fourth: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

Fifth: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the undersigned Corporation has caused this Amendment to the Certificate of Incorporation to be signed by a duly authorized officer as of June 22, 2007.

By:  /s/ Marshall Sterman

Marshall Sterman
President and Chief Executive Officer

PROXY CARD

AQUAMER MEDICAL CORP.

PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card	123456	C0123456789	12345

‹ ™ FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ™

A	Proposals — The Board of Directors recommends a vote FORthe nominee listed and FORProposal 2 and Proposal 3.

1.   Election of a Director to hold office for until the next annual meeting of stockholders or until their respective successors has been elected.

(

	For	Withhold
01 – Marshall Sterman	☐	☐

* to hold office for a three-year term or until their respective successors have been elected.

	For	Withhold	Abstain
2. Approval of an amendment to the Restated Certificate of Incorporation	☐	☐	☐

* to hold office for a three-year term or until their respective successors have been elected.

	For	Against	Abstain
3. Ratify the selection of Michael F. Cronin, CPA as Aquamer Medical Corp.’s independent registered public accounting firm.	☐	☐	☐

4.In their discretion, the proxies are authorized to consider and act upon such other business, including stockholder proposals if properly presented, as may properly come before the meeting or any adjournment thereof.

B.	Non-Voting Items

Change of Address - Please print your new address below	Comments -- Please print your comments below	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting	☐

C.	Authorized Signatures -- This section must be completed for your vote to be counted. -- Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian please give full title.

☐ Mark here if you consent to access future annual reports and proxy statements via the Internet.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/ /

Aquamer Medical Corp.

2009 Annual Meeting of Stockholders

_____ __, 2009 at 10:00 a.m.

Offices of Bingham McCutchen LLP

One Federal Street,

Boston, MA 02110

The undersigned stockholder of Aquamer Medical Corp., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated _________ __, 2009, and hereby appoints Steven Preiss, as proxy and attorney-in-fact, with full power of substitution, on behalf and in name of the undersigned to represent the undersigned at the 2009 Annual Meeting of Stockholders of Aquamer Medical Corp. to be held at 10:00 a.m., local time, on _______ __, 2009 at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts 02110 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Aquamer Medical Corp. prior to the meeting or by filing with the Secretary of Aquamer Medical Corp. prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Aquamer Medical Corp. on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Aquamer Medical Corp. called for _____ __, 2009 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

                                                                       ▼ FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Aquamer Medical Corp.

Proxy for 2009 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — _____ __, 2009

Steven Preiss is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2009 Annual Meeting of Stockholders of Aquamer Medical Corp. to be held on ____ __, 2009 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR Proposal One, FOR Proposal Two and FOR Proposal Three.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF AN AMENDED TO THE RESTATED CERTIFICATE OF INCORPORATION, FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)